Exhibit 99.1

AAR REPORTS FIRST QUARTER 2021 RESULTS

•	First quarter sales of $401 million, down 26% from the prior year reflecting the impact of COVID-19

•	First quarter GAAP diluted loss per share from continuing operations of $(0.40)

•	Adjusted diluted earnings per share from continuing operations of $0.17, which exclude the impact of the Composites sale and other items

WOOD DALE, ILLINOIS (September 24, 2020) — AAR CORP. (NYSE: AIR) today reported first quarter Fiscal Year 2021 consolidated sales of $400.8 million and loss from continuing operations of $13.9 million, or $0.40 per diluted share. For the first quarter of the prior year, the Company reported sales of $541.5 million and income from continuing operations of $17.1 million, or $0.49 per diluted share. Our adjusted diluted earnings per share from continuing operations in the first quarter of Fiscal Year 2021 were $0.17 compared to $0.57 in the first quarter of the prior year. Current quarter results included net pretax adjustments of $26.2 million, or $0.57 per share, primarily related to the sale of our Composites business, restructuring costs, and CARES Act support.

Consolidated first quarter sales decreased 26% from the prior year quarter. Our consolidated sales to commercial customers decreased 48% from the prior year quarter due to the continued impact of COVID-19. Our consolidated sales to government customers increased 10% as a result of strong performance on existing government program contracts as well as shipments against the recently awarded U.S. Air Force pallet contract award in our Mobility business.

Sales to government and defense customers were 56% of consolidated sales compared to 38% in the prior year’s quarter reflecting growth from recent government contract awards and the continued impact of COVID-19 on commercial volumes.

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“Over the last three quarters, we have taken multiple actions to execute on our strategic plan to focus and improve on our core aviation services offering. We have divested certain non-core businesses, consolidated our facility footprint, and exited or restructured several underperforming contracts. We have also taken steps to permanently reduce our fixed and variable costs. We believe all of these actions have positioned us for improved operating margins as demand recovers in the commercial aviation business,” said John M. Holmes, President and Chief Executive Officer of AAR CORP.

Gross profit margins decreased to 12.1% in the current quarter from 15.1% in the prior year quarter due primarily to the reduced commercial volumes. Expeditionary Services profitability increased significantly to 10.8% from 5.4% as execution on the U.S. Air Force pallet contract drove favorability in the Mobility business.

During the quarter, we were awarded a new three-year contract from the Royal Netherlands Air Force to repair F-16 jet fuel starters. Our Airinmar subsidiary also recently announced two contracts to provide component repair cycle management and aircraft warranty solutions for Frontier Airlines and Air Methods, the world’s largest civilian helicopter operator.

Selling, general and administrative expenses decreased to $45.3 million from $58.1 million reflecting the impact of our actions to reduce both our fixed and variable cost structure. As a percentage of sales, selling, general and administrative expenses were 11.3% for the quarter compared to 10.7% last year as a result of the significant decrease in commercial sales more than offsetting the favorable impact from the cost reduction actions.

Net interest expense for the quarter was $1.6 million compared to $2.1 million last year. Average diluted share count was 35.0 million in both the current and prior year quarter.

Cash flow provided by operating activities from continuing operations was $39.8 million during the current quarter, which included $48.5 million related to our receipt of funding from the CARES Act through the Payroll Support Program. Cash flow was also impacted by an $18.6 million reduction in the level of our accounts receivable financing program which we have reduced over the last two quarters. Excluding the impact of the CARES Act and the accounts receivable financing program, cash flow provided by operating activities from continuing operations was $9.9 million.

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Holmes concluded, “While the environment for the airline industry remains uncertain, we are focused on managing working capital and are pleased with our ability to generate positive cash flow in the quarter. We were also able to make certain investments to support our long-term growth. We are encouraged by the stability we have recently seen in our commercial business and the continued growth in our government business. Additionally, as the commercial aviation market recovers, we expect airlines will be even more focused on cost savings, which aligns with our lower cost services offering. Our strong industry position and our financial strength allow us to benefit from these opportunities and deliver for our customers.”

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CT on September 24, 2020. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or +1-703-639-1319 from outside the U.S. A replay of the conference call will also be available by calling 855-859-2056 from inside the U.S. or +1-404-537-3406 from outside the U.S. (access code 8882878). The replay will be available from 7:15 p.m. CT on September 24, 2020 until 10:59 p.m. CT on September 29, 2020.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include parts supply; OEM solutions; integrated solutions; maintenance, repair, overhaul; and engineering. AAR’s Expeditionary Services include mobility systems operations. Additional information can be found at www.aarcorp.com.

Contact: Dylan Wolin – Vice President, Strategic & Corporate Development and Treasurer | (630) 227-2017 | dylan.wolin@aarcorp.com

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This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including but not limited to, (i) the continued strong performance on existing government program contracts, as well as shipments against the recently awarded U.S. Air Force pallet contract in our Mobility business, (ii) the continued growth from recent government contract awards, (iii) our ability to execute on our strategic plan to focus and improve on our core aviation services offering and to improve operating margins as demand recovers in the commercial aviation business, (iv) our expectation that managing working capital, and our ability to generate positive cash flow will lead to investments to support long-term growth, (v) stabilization in our commercial business and continued growth in our government business, (vi) the assumption that, as the commercial aviation market recovers, our expectation that airlines will be even more focused on cost savings, which align with our lower cost services offering, and (vii) our ability to maintain a strong industry position and financial strength to benefit from these opportunities and deliver for our customers.

Forward-looking statements may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) the impact of the COVID-19 pandemic on air travel, worldwide commercial activity and our and our customers’ ability to source parts and components; (iii) a reduction in the level of sales to the branches, agencies and departments of the U.S. government and their contractors (which were 32.2% of total sales in fiscal 2020); (iv) non-compliance with laws and regulations relating to the formation, administration and performance of our U.S. government contracts; (v) cost overruns and losses on fixed-price contracts; (vi) nonperformance by subcontractors or suppliers; (vii) changes in or non-compliance with laws and regulations that may affect certain of our aviation and government and defense related activities that are subject to licensing, certification and other regulatory requirements imposed by the FAA, the U.S. State Department and other regulatory agencies, both domestic and foreign; (viii)a reduction in outsourcing of maintenance activity by airlines; (ix) a shortage of the skilled personnel on whom we depend to operate our business, or work stoppages; (x) competition from other companies, including original equipment manufacturers, some of which have greater financial resources than we do; (xi) financial and operational risks arising as a result of operating internationally; (xii) inability to integrate acquisitions effectively and execute our operational and financial plan related to the acquisitions; (xiii) inability to recover our costs due to fluctuations in market values for aviation products and equipment caused by various factors, including reductions in air travel, airline bankruptcies, consolidations and fleet reductions; (xiv) asset impairment charges we may be required to recognize to reflect the non-recoverability of our assets or lowered expectations regarding businesses we have acquired; (xv) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xvi) non-compliance with restrictive and financial covenants contained in certain of our loan agreements; (xvii) failure to maintain or pay dividends; (xviii) exposure to product liability and property claims that may be in excess of our liability insurance coverage; (xix) threats to our systems technology from equipment failures and/or cybersecurity breaches; (xx) the costs of compliance, and liability for non-compliance, with environmental regulations, including future requirements regarding climate change; and (xxi) a need to make significant capital expenditures to keep pace with technological developments in our industry.

For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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AAR CORP. and Subsidiaries

Consolidated Statements of Operations (In millions except per share data - unaudited)	Three Months Ended August 31,
	2020	2019
Sales	$400.8	$541.5
Cost and expenses:
Cost of sales	352.2	459.9
Provision for doubtful accounts	––	0.7
Selling, general and administrative	45.3	58.1
Loss from joint ventures	(0.1)	––
Operating income	3.2	22.8
Loss on sale of business	(19.5)	––
Interest expense, net	(1.6)	(2.1)
Other income (expense), net	0.2	(0.2)
Income (Loss) from continuing operations before income taxes	(17.7)	20.5
Income tax expense (benefit)	(3.8)	3.4
Income (Loss) from continuing operations	(13.9)	17.1
Loss from discontinued operations	(0.6)	(12.7)
Net income (loss)	$(14.5)	$4.4

Earnings (Loss) per share – Basic
Earnings (Loss) from continuing operations	$(0.40)	$0.49
Earnings (Loss) from discontinued operations	(0.02)	(0.37)
Earnings (Loss) per share – Basic	$(0.42)	$0.12

Earnings (Loss) per share – Diluted
Earnings (Loss) from continuing operations	$(0.40)	$0.49
Earnings (Loss) from discontinued operations	(0.02)	(0.36)
Earnings (Loss) per share – Diluted	$(0.42)	$0.13

Share Data:
Weighted average shares outstanding – Basic	34.9	34.7
Weighted average shares outstanding – Diluted	35.0	35.0

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AAR CORP. and Subsidiaries

Consolidated Balance Sheets (In millions)	August 31, 2020	May 31, 2020
	(unaudited)
ASSETS
Cash and cash equivalents	$107.7	$404.7
Restricted cash	6.4	20.0
Accounts receivable, net	166.7	171.9
Contract assets	45.2	49.3
Inventories, net	597.7	623.1
Rotable assets and equipment on or available for lease	66.9	69.6
Assets of discontinued operations	22.0	22.9
Other current assets	61.6	77.2
Total current assets	1,074.2	1,438.7
Property, plant, and equipment, net	127.0	135.7
Operating lease right-of-use assets, net	85.8	89.7
Goodwill and intangible assets, net	123.1	121.7
Rotable assets supporting long-term programs	201.9	211.7
Other non-current assets	101.8	81.5
Total assets	$1,713.8	$2,079.0

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$365.6	$353.2
Liabilities of discontinued operations	28.7	29.9
Total current liabilities	394.3	383.1
Long-term debt	255.1	600.0
Operating lease liabilities	68.0	70.9
Other liabilities and deferred income	105.8	122.4
Total liabilities	823.2	1,176.4
Equity	890.6	902.6
Total liabilities and equity	$1,713.8	$2,079.0

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AAR CORP. and Subsidiaries

Consolidated Statements of Cash Flows (In millions – unaudited)	Three Months Ended August 31,
	2020	2019
Cash flows provided by (used in) operating activities:
Net income (loss)	$(14.5)	$4.4
Less: Loss from discontinued operations	0.6	12.7
Income (Loss) from continuing operations	(13.9)	17.1
Adjustments to reconcile income from continuing operations to net cash used in operating activities
Depreciation and intangible amortization	9.0	10.8
Stock-based compensation	2.7	4.3
Provision for doubtful accounts	––	0.7
Loss on sale of business	19.5	––
Customer contract termination costs	2.2	––
Impairment charges	5.8	––
Changes in certain assets and liabilities:
Accounts receivable	2.7	(0.6)
Inventories	18.8	(30.0)
Rotable assets supporting long-term programs	1.0	(13.8)
Accounts payable and accrued liabilities	(25.1)	5.0
Payroll Support Program deferred credit	40.8	––
Deferred revenue on long-term programs	(17.9)	(16.2)
Other	(5.8)	(7.4)
Net cash provided by (used in) operating activities – continuing operations	39.8	(30.1)
Net cash used in operating activities – discontinued operations	(0.9)	(2.3)
Net cash provided by (used in) operating activities	38.9	(32.4)

Cash flows used in investing activities:
Property, plant and equipment expenditures	(3.3)	(4.5)
Other	1.6	1.0
Net cash used in investing activities – continuing operations	(1.7)	(3.5)

Cash flows provided from (used in) financing activities:
Proceeds (Repayments) from borrowings, net	(346.3)	60.0
Cash dividends	(0.1)	(2.9)
Other	(1.5)	(4.3)
Net cash provided from (used in) financing activities – continuing operations	(347.9)	52.8
Effect of exchange rate changes on cash	0.1	––
Increase (Decrease) in cash and cash equivalents	(310.6)	16.9
Cash, cash equivalents, and restricted cash at beginning of period	424.7	41.1
Cash, cash equivalents, and restricted cash at end of period	$114.1	$58.0

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Sales By Business Segment (In millions - unaudited)	Three Months Ended August 31,
	2020	2019
Aviation Services	$363.6	$511.8
Expeditionary Services	37.2	29.7
	$400.8	$541.5

Gross Profit by Business Segment (In millions- unaudited)	Three Months Ended August 31,
	2020	2019
Aviation Services	$44.6	$80.0
Expeditionary Services	4.0	1.6
	$48.6	$81.6

Adjusted income from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted selling, general, and administrative expenses, adjusted cash used in operating activities from continuing operations, adjusted EBITDA, and net debt are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe these non-GAAP financial measures are relevant and useful for investors as they illustrate our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliations, we believe these non-GAAP financial measures provide additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Adjusted EBITDA is income from continuing operations before interest income (expense), other income (expense), income taxes, depreciation and amortization, stock-based compensation and other items of an unusual nature including but not limited to business divestitures, workforce actions, subsidies and costs, impairment charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, and significant customer events such as early terminations, contract restructurings, and bankruptcies.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

Adjusted Income from Continuing Operations (a) (In millions - unaudited)	Three Months Ended August 31,
	2020	2019
Income (Loss) from continuing operations	$(13.9)	$17.1
Investigation and remediation compliance costs	1.0	2.4
Loss on sale of business	14.8	––
Rotable asset impairment charges	4.4	––
Customer contract termination costs	1.8	––
Customer bankruptcy charges	0.1	––
Government workforce subsidies	(8.4)	––
Facility consolidation and repositioning costs	1.5	––
Severance and furlough costs	4.5	0.5
Strategic financing evaluation costs	0.2	––
Adjusted income from continuing operations	$6.0	$20.0

(a)	All adjustments are presented net of applicable income taxes.

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Adjusted Diluted Earnings per Share from Continuing Operations (a) (In millions - unaudited)	Three Months Ended August 31,
	2020	2019
Diluted earnings (loss) per share from continuing operations	$(0.40)	$0.49
Investigation and remediation compliance costs	0.03	0.07
Loss on sale of business	0.42	––
Rotable asset impairment charges	0.13	––
Customer contract termination costs	0.05	––
Government workforce subsidies	(0.24)	––
Facility consolidation and repositioning costs	0.04	––
Severance and furlough costs	0.13	0.01
Strategic financing evaluation costs	0.01	––
Adjusted diluted earnings per share from continuing operations	$0.17	$0.57
(a)	All adjustments are presented net of applicable income taxes.

Adjusted Selling, General and Administrative Expenses (In millions - unaudited)	Three Months Ended August 31,
	2020	2019
Selling, general and administrative expenses	$45.3	$58.1
Investigation and remediation compliance costs	(1.3)	(2.8)
Severance and furlough costs	(2.3)	(0.8)
Government workforce subsidies	1.0	––
Strategic financing evaluation costs	(0.3)	––
Stock-based compensation	(2.7)	(4.3)
Adjusted selling, general and administrative expenses	$39.7	$50.2

Adjusted Cash Provided By (Used in) Operating Activities From Continuing Operations (In millions - unaudited)	Three Months Ended August 31,
	2020	2019
Cash provided by (used in) operating activities from continuing operations	$39.8	$(30.1)
Amounts outstanding on accounts receivable financing program:
Beginning of period	74.3	86.2
End of period	(55.7)	(86.2)
Adjusted cash provided by (used in) operating activities from continuing operations	$58.4	$(30.1)

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Adjusted EBITDA (In millions - unaudited)	Three Months Ended August 31,
	2020	2019
Net income (loss)	$(14.5)	$4.4
Loss from discontinued operations	0.6	12.7
Income tax expense (benefit)	(3.8)	3.4
Other (income) expense, net	(0.2)	0.2
Interest expense, net	1.6	2.1
Depreciation and intangible amortization	9.0	10.8
Investigation and remediation compliance costs	1.3	3.1
Loss on sale of business	19.5	––
Rotable asset impairment charges	5.8	––
Customer contract termination costs	2.2	––
Customer bankruptcy charges	0.2	––
Government workforce subsidies	(11.1)	––
Facility consolidation and repositioning costs	2.0	––
Severance and furlough costs	6.0	0.7
Strategic financing evaluation costs	0.3	––
Stock-based compensation	2.7	4.3
Adjusted EBITDA	$21.6	$41.7

Net Debt (In millions- unaudited)	August 31, 2020	May 31, 2020
Total debt	$257.0	$602.0
Less: Cash and cash equivalents	(107.7)	(404.7)
Net debt	$149.3	$197.3

Net Debt to Adjusted EBITDA (In millions - unaudited)
Adjusted EBITDA for the year ended May 31, 2020	$155.9
Less: Adjusted EBITDA for the three months ended August 31, 2019	(41.7)
Plus: Adjusted EBITDA for the three months ended August 31, 2020	21.6
Adjusted EBITDA for the twelve months ended August 31, 2020	135.8
Net debt at August 31, 2020	$149.3
Net debt to Adjusted EBITDA	1.10

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